UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2014

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 5, 2014, Mitel Networks Corporation (“Mitel”) filed a Current Report on Form 8-K reporting, among other things, that it had completed its acquisition of Aastra Technologies Limited (“Aastra”), in accordance with the terms of an arrangement agreement, dated November 10, 2013 (the “Aastra Acquisition”). Mitel paid approximately US$80.0 million and issued 44,162,509 common shares as consideration for the Aastra Acquisition.

Mitel is filing this Amendment No. 1 to its Current Report on Form 8-K dated February 5, 2014, in order to provide the financial statements required by Item 9.01 to Form 8-K with respect to the Aastra Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated financial statements of Aastra for the three years ended December 31, 2012, 2011 and 2010, together with the notes thereto and the auditor’s report thereon, and the unaudited financial information for the nine month period ended September 30, 2013, attached as Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed financial statements of Mitel, together with the notes thereto, attached as Exhibit 99.2 to this report and incorporated by reference herein, including:

i.	the unaudited pro forma condensed combined statement of earnings for the year ended April 30, 2013;

ii.	the unaudited pro forma condensed combined statement of earnings for the six months ended October 31, 2013; and

iii.	the unaudited pro forma condensed combined balance sheet as at October 31, 2013.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Statements of Business Acquired

99.2	Unaudited Pro Forma Condensed Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2014

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name: Greg Hiscock Title: General Counsel and Corporate Secretary